Exhibit 99.2

THINOPS RESOURCES, LLC

CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2015 AND 2014

(UNAUDITED)

THINOPS RESOURCES, LLC
CONDENSED BALANCE SHEETS

ASSETS
	June 30, 2015	December 31, 2014
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$181,750	$147,257
Accounts receivable	150,807	432,508
Prepaid expenses	2,326	318
TOTAL CURRENT ASSETS	334,883	580,083

NON-CURRENT ASSETS
Deposits	1,727	427
TOTAL NON-CURRENT ASSETS	1,727	427

TOTAL ASSETS	$336,610	$580,510

LIABILITIES AND MEMBER'S EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$94,048	$147,802
Other payable	1,794	6,137
Income tax payable	9,039	9,039
Trade financing	125,543	361,645
TOTAL CURRENT LIABILITIES	230,424	524,623

MEMBER'S EQUITY	106,186	55,887

TOTAL LIABILITIES AND MEMBER'S EQUITY	$336,610	$580,510

The accompanying notes are an integral part of these unaudited condensed financial statements

THINOPS RESOURCES, LLC
CONDENSED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2015 AND 2014
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014

Revenue	$415,625	$308,220	$770,451	$865,028
Cost of revenue	225,375	137,909	423,206	514,583
Gross profit	190,250	170,311	347,245	350,445

Operating Expenses
Advertising and promotion	7,663	4,800	11,993	9,450
Legal and professional	18,680	8,200	37,360	17,160
General and administration expenses	12,149	13,713	26,105	25,976
Total operating expenses	38,492	26,713	75,458	52,586
Income from operations	151,758	143,598	271,787	297,859

Other Expense
Trade financing fees	5,036	10,150	14,333	15,801
Total operating expenses	5,036	10,150	14,333	15,801

Income before provision for income taxes	146,722	133,448	257,454	282,058

Provision for income taxes	-	-	-	-

Net income	$146,722	$133,448	$257,454	$282,058

The accompanying notes are an integral part of these unaudited condensed financial statements

THINOPS RESOURCES, LLC
CONDENSED STATEMENTS OF CHANGES IN MEMBER'S EQUITY (DEFICIT)

	June 30, 2015	December 31, 2014
	(Unaudited)

Balance at beginning of year	$55,887	$(60,659)
Member's distribution	(207,155)	(533,587)
Net income	257,454	650,133

Balance at end of period	$106,186	$55,887

The accompanying notes are an integral part of these unaudited condensed financial statements

THINOPS RESOURCES, LLC
CONDENSED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014
(Unaudited)

	June 30,
	2015	2014

Net income	$257,454	$282,058
Adjustments to reconcile net income to net cash
provided by operating activities:

(Increase) decrease in assets:
Accounts receivable	281,701	(58,869)
Prepaid expenses	(2,008)	841
Deposits	(1,300)	(4,034)
Increase (decrease) in current liabilities:
Accounts payable and accrued expenses	(53,754)	12,947
Other payable	(4,343)	(10,955)
Net cash provided by operating activities	477,750	221,988

CASH FLOWS FROM INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Member's distributions	(207,155)	(207,389)
Trade financing, net	(236,102)	21,619
Net cash used in financing activities	(443,257)	(185,770)

Net increase in cash and cash equivalents	34,493	36,218

Cash and cash equivalents at the beginning of the period	147,257	32,573

Cash and cash equivalents at the end of the period	$181,750	$68,791

SUPPLEMENTAL DISCLOSURES:

Cash paid during the year for:
Income tax payments	$-	$-
Interest payments and trade financing	$14,333	$15,801

The accompanying notes are an integral part of these unaudited condensed financial statements

THINOPS RESOURCES, LLC
CONDENSED NOTES TO FINANCIAL STATEMENTS

Note 1 – ORGANIZATION

Organization

ThinOps Resources, LLC (the “Company”, “we”, “our”) was organized under the laws of the State of Texas on October 25, 2012 to provide management and technology consulting services.

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.  Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the financial statements in the period they are determined.

Cash and Cash Equivalents
Cash and equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.  We maintain cash deposits at banks located in Texas.  Deposits at these banks are insured by the Federal Deposit Insurance Corporation up to $250,000. We have not experienced any losses in such accounts and believe we are not exposed to any significant risk on cash and cash equivalents.

Allowance for Doubtful Accounts
The Company maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio. In establishing the required allowance, management regularly reviews the composition of accounts receivable and analyzes customer credit worthiness, customer concentrations, current economic trends and changes in customer payment patterns. Reserves are recorded primarily on a specific identification basis. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. As of June 30, 2015 and 2014, the Company had no allowance for doubtful accounts.

Reportable Segment
The Company has one reportable segment.   The Company’s activities are interrelated and each activity is dependent upon and supportive of the other. Accordingly, all significant operating decisions are based on analysis of financial products provided as a single global business.

Revenue Recognition
The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin 104. Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is probable. Revenue generally is recognized net of allowances for returns and any taxes collected from customers and subsequently remitted to governmental authorities.

Cost of Revenue
Cost of revenue consists primarily of outside consultants, commissions, and installed software associated with the delivery of our consulting services.

Income Taxes
The Company utilizes Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that were included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company follows FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, (codified in FASB ASC Topic 740). When tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income.

As of June 30, 2015 and 2014, the Company had not taken any significant uncertain tax positions on its tax returns for 2014 and prior years or in computing its tax provision for 2014.

Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities.  The Company places its cash in what it believes to be credit-worthy financial institutions.

Risks and Uncertainties
The Company is subject to risks from, among other things, competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements and technologies and limited operating history.

Contingencies
Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.  Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Fair Value of Financial Instruments
The Company applies the provisions of ASC 820-10, “Fair Value Measurements and Disclosures.” ASC 820-10 defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. For certain financial instruments, including cash and cash equivalents, restricted cash, accounts receivable, accounts payable and short-term debt, the carrying amounts approximate fair value due to their relatively short maturities. The carrying amounts of the long-term debt approximate their fair values based on current interest rates for instruments with similar characteristics.

The three levels of valuation hierarchy are defined as follows:

Level 1:	Valuations consist of unadjusted quoted prices in active markets for identical assets and liabilities and has the highest priority;

Level 2:	Valuations rely on quoted prices in markets that are not active or observable inputs over the full term of the asset or liability;

Level 3:
Valuations are based on prices or third party or internal valuation models that require inputs that are significant to the fair value measurement and are less observable and thus have the lowest priority.

Management analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities From Equity” and ASC 815, “Derivatives and Hedging.” Derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives. The effects of interactions between embedded derivatives are calculated and accounted for in arriving at the overall fair value of the financial instruments. In addition, the fair values of freestanding derivative instruments such as warrant and option derivatives are valued using the Black-Scholes model.

Recently Issued Accounting Pronouncements
There have been no new accounting pronouncements during the six months ended June 30, 2015 that we believe would have a material impact on our financial position or results of operations.

Note 4 – ACCOUNTS RECEIVABLE

Accounts receivable are recorded at the invoiced amount and net of allowances for doubtful accounts.  The allowance for doubtful accounts represents management’s estimate of the amount of probable credit losses in existing accounts receivable, as determined from a review of past due balances and other specific account data. The assessment includes actually incurred historical data as well as current economic conditions.  Account balances are written off against the allowance when management determines the receivable is uncollectible.   As of June 30, 2015 and December 31, 2014, the Company had accounts receivable of $150,807 and $432,508, respectively.

Note 5 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

As of June 30, 2015 and December 31, 2014, accounts payable and accrued expenses consisted of the following:

	6/30/2015	12/31/2014
Accounts payable	$87,333	$47,373
Sales tax payable	6,430	16,253
Accrued expenses	285	84,176
	$94,048	$147,802

Note 6- TRADE FINANCING

The Company has a “Receivables Purchase Agreement” with a third party (the purchaser), pursuant to which the Company offers to sell its accounts receivables to the purchaser with full recourse. The Purchaser shall maintain a 10% required Reserve account representing an unpaid portion of the purchase price, to ensure Company’s performance with the provisions of the agreement. Purchaser may apply a portion of the purchase price to the Reserve account in the amount of the reserve shortfall and the Company shall pay to purchaser on demand the amount of any reserve shortfall. The Company shall pay to the purchaser a fixed discount, which shall accrue on each purchased account from the date of initial payment up to three business days following the date on which the account is either collected or from the account debtor or settled by the Company. The Company shall pay to the purchaser a variable discount on each purchased account from the date of initial payment up to the date of accrual termination. The Company granted a continuing first priority security interest in the accounts receivables of the Company. As of June 30, 2015 and December 31, 2014, the Company had outstanding balances of $125,543 and $361,645, respectively.

Trade financing fees and interest charges for the three months ended June 30, 2015 and 2014 were $5,036 and $10,150, respectively.

Trade financing fees and interest charges for the six months ended June 30, 2015 and 2014 were $14,333 and $15,801, respectively.

Note 7 – INCOME TAX

The Company files its own federal and state income tax returns.  The Company elected to be treated as an “S” Corporation for income tax purposes, and the member is taxed directly on the profits and losses of the Company.  The Company is liable for corporate franchise taxes in Texas.

For the six months ended June 30, 2015 and 2014, the Company was not liable for corporate franchise taxes.

Note 8- CUSTOMER CONCENTRATION

The Company had certain customers whose revenue individually represented 10% or more of the Company’s total revenue, or whose accounts receivable balances individually represented 10% or more of the Company’s total accounts receivable, as follows:

For the six month periods ended June 30, 2015 and 2014, four customers accounted for 63% and two customers accounted for 55% of revenue, respectively.

At June 30, 2015, four customers accounted for 80% of accounts receivable.  At June 30, 2014, three customers accounted for 68% of accounts receivable.

Note 10 –SUBSEQUENT EVENTS

Management has evaluated subsequent events or transactions occurring through the date the financial statements were issued. Management concluded that no additional subsequent events required disclosure in these financial statements.

On July 27, 2015, the Company entered into a definitive membership interest purchase agreement under which Code Rebel Corporation, a publicly-traded company, acquired all of the outstanding membership interests of the Company for a combination of cash and stock valued at $9.25 million. The acquisition closed on July 31, 2015.